   As filed with the Securities and Exchange Commission on November 23, 1999

                                                 Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          ___________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ___________________________

                            THE WALT DISNEY COMPANY
            (Exact name of registrant as specified in its charter)

DELAWARE                          500 South Buena Vista Street             95-4545390
(State or other jurisdiction of   Burbank, California 91521-9722           (I.R.S. Employer
incorporation or organization)    (Address of Principal Executive Offices) Identification No.)

    The Walt Disney Company Amended and Restated 1995 Stock Incentive Plan
                           (Full Title of the Plans)

                            David K. Thompson, Esq.
               Senior Vice President--Assistant General Counsel
                         500 South Buena Vista Street
                           Burbank, California 91521
                                (818) 560-1000
                    (Name and address of agent for service)

                                   copy to:

                               Morton A. Pierce
                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 259-8000
                        ______________________________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
  Title of securities to be      Amount to be      Proposed maximum           Proposed maximum           Amount of
  registered                     registered(1)     offering price per share   aggregate offering price   registration fee (2)
----------------------------------------------------------------------------------------------------------------------------------
  go.com Common Stock, par
  value $0.01 per share          27,300,000 shares         $33.15625              $905,165,625.00        $251,636.04
----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan (the "Plan") listed above.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the go.com Common Stock of the registrant on November 22, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Disney with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     (a) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (as amended by Disney's 10-K/A filed April 12, 1999 and Disney's 10-K/A filed June 30, 1999);

     (b) Disney's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 (as amended by Disney's 10-Q/A filed April 12, 1999), March 31, 1999 and June 30, 1999;

     (c) Disney's Current Reports on Form 8-K filed July 12, 1999, October 15, 1999, November 5, 1999 and November 5, 1999; and

     (d) the description of go.com Common Stock contained in Disney's Registration Statement on Form 8-A, filed November 17, 1999.

All documents subsequently filed by Disney pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation provides that a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the "DGCL"), as amended or interpreted from time to time.

     In addition, the Registrant's Certificate of Incorporation states that the Registrant shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and in addition, the Registrant may, to the extent permitted by the DGCL, indemnify agents of the Registrant or other persons.

     Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, the Registrant maintains a directors' and officers' liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     See Index to Exhibits.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 23rd day of November, 1999.


                                    The Walt Disney Company


                                    By: /s/ David Thompson
                                       --------------------------
                                            David K. Thompson
                                            Senior Vice President -
                                            Assistant General Counsel

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Sanford M. Litvack, Thomas O. Staggs and David K. Thompson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                       Title                                         Date
               ---------                       -----                                         ----
              /s/ Michael D. Eisner            Chairman of the Board and Chief               November 23, 1999
                                               Executive Officer (Principal
----------------------------------------
                  Michael D. Eisner            Executive Officer)

              /s/ Sanford M. Litvack           Vice Chairman of the Board                    November 23, 1999
----------------------------------------
                  Sanford M. Litvack

             /s/  Thomas O. Staggs             Executive Vice President and Chief            November 23, 1999
----------------------------------------
                                               Financial Officer (Principal Financial
                  Thomas O. Staggs             and Accounting Officer)

             /s/ Reveta F. Bowers              Director                   November 23, 1999
----------------------------------------
                 Reveta F. Bowers

             /s/ Judith Estrin                 Director                   November 23, 1999
----------------------------------------
                 Judith Estrin

             /s/ Stanley P. Gold               Director                   November 23, 1999
----------------------------------------
                 Stanley P. Gold

             /s/ Ignacio E. Lozano, Jr.        Director                   November 23, 1999
----------------------------------------
                 Ignacio E. Lozano, Jr.

             /s/ George J. Mitchell            Director                   November 23, 1999
----------------------------------------
                 George J. Mitchell

             /s/ Thomas S. Murphy              Director                   November 23, 1999
----------------------------------------
                 Thomas S. Murphy

             /s/ Leo J. O'Donovan, S.J         Director                   November 23, 1999
----------------------------------------
                 Leo J. O'Donovan, S.J

             /s/ Sidney Poitier                Director                   November 23, 1999
----------------------------------------
                 Sidney Poitier

             /s/ Robert A. M. Stern            Director                   November 23, 1999
----------------------------------------
                 Robert A. M. Stern

             /s/ Andrea Van De Kamp            Director                   November 23, 1999
----------------------------------------
                 Andrea Van De Kamp

             /s/ Raymond L. Watson             Director                   November 23, 1999
----------------------------------------
                 Raymond L. Watson

            /s/  Gary L. Wilson                Director                   November 23, 1999
----------------------------------------
                 Gary L. Wilson

                               INDEX TO EXHIBITS

Number

4.1 Amended and Restated Certificate of Incorporation of Disney (incorporated by reference to Annex C of the Joint Proxy Statement/Prospectus included in Disney's Registration Statement on Form S-4 (No. 333-88105) filed with the Commission on September 30,
          1998).

4.2 Bylaws of Disney (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-52659) filed with the Commission on August 3, 1998).

4.3 The Walt Disney Company Amended and Restated 1995 Stock Incentive Plan (incorporated by reference to Annex E of the Joint Proxy Statement/Prospectus included in Disney's Registration Statement on Form S-4 (No. 333-88105) filed with the Commission on September 30,
          1998).

5.1       Opinion of David K. Thompson, Esq. as to legality of the securities.*

23.1      Consent of PricewaterhouseCoopers LLP.*

23.2      Consent of David K. Thompson. Esq. (included in opinion filed as
          Exhibit 5.1).

24        Power of Attorney (included on the signature page).

___________________
* Filed herewith.